Exhibit 26 (g) v. b.

AMENDMENT to

ALL REINSURANCE AGREEMENTS (the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective August 1, 2009, (the “Amendment Effective Date”), the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

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MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Paul R. Myers	Date:	3/31/10

Print name:	Paul R. Myers

Title:	VP & Actuary, IL Marketing

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A. Dressler	Date:	3/31/10

Print name:	Melinda A. Dressler

Title:	2nd VP, Treaty

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RETENTION LIMITS

[Table deleted]

Effective 8/1/09

AMENDMENT to

SELECT REINSURANCE AGREEMENTS (the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

For new policies issued on or after March 1, 2010, (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to amend the Agreements in the attached Exhibit to include the following language:

Addendum to Schedule B – Reinsurance Limits:

Automatic Issue Limit =             .

Example:             .

This Amendment, which establishes the Auto Issue Limit at             , supercedes previous Auto Issue Limits. The remaining sections of Schedule B – Reinsurance Limits continue unchanged.

All other conditions of the Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

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MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	4/8/10
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Paul R. Myers	Date:	3/31/10

Print name:	Paul R. Myers

Title:	VP & Actuary, IL Marketing

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A. Dressler	Date:	3/31/10

Print name:	Melinda A. Dressler

Title:	2nd VP, Treaty

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EXHIBIT

Effective Date of Agreement	Coverage

January 1, 2000	2007 Series Whole Life with Continental (added 7/1/07 to the 2000 Series Whole Life Agreement) MARC treaty # 2606)

March 31, 2004	2007 Series Whole Life (added 7/1/07 to the 2000 Series Whole Life Agreement)(MARC treaty # 3155)

March 31, 2004	SUL 10 2001 CSO (Added 12/31/07 to the SUL/SUL10/SULG Agreement)(MARC treaty # 3146)

November 1, 2005	UL Guard II (added 11/23/07 to the Universal Life Guard Agreement)(MARC treaty # 3338)

November 1, 2005	SUL Guard(MARC treaty# 3339)

July 15, 2008	Limited Pay Whole Life (LP-10), Limited Pay Life to Age 65 (LP-65), Whole Life High Early Cash Value (HECV)(MARC treaty# 3671)

August 1, 2008	Universal Life Navigator(MARC treaty#3707)

August 1, 2008	Variable Universal Life III (Strategic Life 14-2009 added 1/1/09)(MARC treaty#3704)